EXHIBIT 99.01

SRAX

Fourth Quarter and Full Year 2018 Conference Call

April 1, 2019

SRAX – Fourth Quarter and Full Year 2018 Conference Call, April 1, 2019

C O R P O R A T E   P A R T I C I P A N T S

Kirsten Chapman, LHA, Investor Relations

Christopher Miglino, Chief Executive Officer

George Stella, VP of Shopper

Kristopher Nelson, Chief Operating Officer

Michael Malone, Chief Financial Officer

C O N F E R E N C E   C A L L   P A R T I C I P A N T S

Michael Crawford, B. Riley FBR

David Lavigne, Trickle Research, LLC

Matthew Larson, National Securities

Steven Schnipper, Stourbridge Investments

Marc Steinberg, Westpark Capital, Inc.

P R E S E N T A T I O N

Operator:

Greetings, and welcome to SRAX Fourth Quarter and Full Year 2018 Results Conference Call. At this time, all participants are in listen-only mode. A question-and-answer session will follow the formal presentation. If anyone should require Operator assistance during the conference, please press star, zero on your telephone keypad. Please note that this conference is being recorded. I would now like to turn the conference over to your host, Kirsten Chapman, LHA Investor Relations. Thank you. You may begin.

Kirsten Chapman:

Thank you, Operator. Good afternoon, everyone. I’d like to welcome you all to SRAX’s Fourth Quarter and Year End 2018 Conference Call. This call is being webcast with slides. To see the webcast or download the presentation, please visit our website at srax.com/investors.

With us today from Management are SRAX’s CEO, Christopher Miglino; CFO, Michael Malone; COO, Kristofer Nelson; and VP of Shopper, George Stella.

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SRAX – Fourth Quarter and Full Year 2018 Conference Call, April 1, 2019

As many investors have asked, today Management will provide more detail on the Company’s offerings. Chris Miglino will open with our 2018 and early 2019 accomplishments, then we will review our verticals with George Stella discussing Shopper and Chris Miglino, SRAX IR and SRAX Social. Kris Nelson will provide our BIGtoken update. Mike Malone will review the financials and Chris Miglino will close with the vision and open the call for questions.

Before I turn the call over to Management, on Slide 2, I would like to remind you that this call may contain forward-looking statements which could be indicated by the words anticipate, could, enable, estimate, intend, expect, believe, potential, will, should, project and similar expressions as they relate to SRAX. Investors are cautioned that all forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those anticipated by SRAX at this time. In addition, other risks are more fully described in SRAX’s public filings with the U.S. SEC, which can be reviewed at www.sec.gov.

Finally, please make note that on today’s call, Management will refer to certain non-GAAP financial measures in which SRAX excludes stock-based compensation, amortization, and depreciation expenses and other one-time items from its GAAP financial results. Please refer to SRAX’s press release for a full reconciliation of its non-GAAP performance measures to the most comparable GAAP financial measures.

Now it is my pleasure to turn the call over to SRAX CEO, Chris Miglino. Please go ahead, Chris.

Christopher Miglino:

Thank you, Kirsten. Good afternoon, everyone.

Thanks for joining us today. As mentioned, we want to cover a lot of ground today. We are going to do things a little different than we’ve done on the last few calls. We’re going to get into a little bit more detail on each of our products and there’s also the deck that you can follow along with. If you are following along on the screen share, that is great. If you are using a PDF to follow along, we’ll call out the slide numbers as we move along so you know which slide that we’re on.

First, on Slide 4, we are executing the strategy to build specific data sets through three integrated areas of focus. First, there’s the Data Verticals, Social Media Data and BIGtoken, our newest Consumer Data product. Notably, with BIGtoken, our subscriber base has grown dramatically. We submitted the presentation you’re viewing for the webcast on Friday, March 29. At that time, we had 500,000 subscribers. As you can see from the news today, that number is growing significantly each day.

I want to point out, also, the way that our businesses work, as it relates to data and each of our individual segments. On the slide, you can see that data comes in to the SRAX product and then we break that up into specific verticals: shopper, investor, core, auto, social, and we’ve become an expert in the data in each of these areas and we provide insight and expertise to help the marketers that are in each of those areas to create a conversion that’s important to them. In the Shopper area, it’s important to drive people to the store to buy a product. In the Investor area, it’s important for public companies to drive more purchases of stock or understand who is buying stock. Within the Automotive side of the business, it’s important for car dealers to understand who’s interested in buying a car and provide a bunch of services around that. We’re very specific with our data sets and how we target the market with the data that we acquire in each of those sets.

Moving on to Slide 5, you can see our major accomplishments for 2018 and early 2019. I’ll provide some highlights and we will address each one in greater detail during the call.

As many of you know, we sold our SRAX MD for $33.5 million in cash plus a 30% ownership in the business. We used the proceeds from that to fund our working capital and pay off our convertible

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SRAX – Fourth Quarter and Full Year 2018 Conference Call, April 1, 2019

debentures, which reduced our interest expense and made the Company debt-free. We also paid off around $5 million in payables that we had on the books. Throughout the year, we also used the proceeds to improve our sales and technology infrastructure and broaden our verticals, including enhancing our Shopper product, launched our SRAX Investor IR product, and launched our SRAX Social Auto Boost product. We also developed BIGtoken, which has been a long undergoing process, but we completed the Beta in 2018, we launched general availability in 2019, and now we’re seeing really, really big subscriber growth on that platform.

Moving on to Slide 6. Our efforts have been focused on fueling growth by expanding our sales infrastructure and technology. We are reinvesting the SRAXmd sales proceeds to expand sales and fund development. We have grown our SRAX sales force from six people in January of 2018 to 30 sales team members today. The majority of the new sales staff was brought on at the end of Q3 and Q4 of ‘18. As it typically takes four to six months to get the sales people up to speed, we believe our strengthened resources will drive growth in 2019 and beyond. We are focusing on industries with the greatest opportunity for near-term return. I just want to point out here on this particular slide, we’re really, really starting to see these sales people kick in now. We’re getting a lot of RFPs, a lot of closed business, so now on the next slide we’re going to give you some insight into the pipeline that has been built up by these sales people.

Moving on to Slide 7, you can see that in Q2 of this year, we have a pipeline of around $8 million worth of sales that are in the pipeline. Now, compare that to last year at this time, we only had $1.6 million of sales in the pipeline. Now, just to be clear about what pipeline means, it means that’s the things that have a high propensity to be an opportunity for a sale. It doesn’t mean it’s going to close, but it means that our sales people have identified that as an opportunity. We have a lot more opportunity in the pipe in the second quarter of this year than we did in the second quarter of last year, almost eight times as much.

Now, for the year, our pipeline is looking at around $16.6 million right now. That is really driving spectacular growth from the sales side and that’s why we’re comfortable in continuing to reiterate our guidance of $20 million to $25 million with growth margins between 45% and 55%. But as you’ll see, as we get into the numbers, that the margins are actually trending much higher than that but we’re being conservative here for the entire year, but margins are maintaining up in that 70% range. We’re continuing to maintain great margin, even though the SRAXmd business has moved out of the family.

Moving on to Slide 8. On the R&D side and Engineering side of the business, we made some fantastic improvements this year. We redesigned the entire engineering and operational model of how our engineers are managed, and how the teams are structured. Our entire technology infrastructure team is 90-plus people and we made some fantastic changes around that team.

We advanced our consumer data management platform, BIGtoken, which has been able to scale and accommodate the growth that we’re seeing right now. We launched our SRAX IR product, which is our first SaaS-based monthly recurring revenue product and we launched a number of other advertising products for Shopper and Auto. We’re also ready to file around five separate patents for things that we’ve built that relate around the BIGtoken and the SHRAX IR platform.

Now, what we’re going to do is we’re going to dive a little deeper into a few of our verticals and explain a little bit more about how they work and how they generate revenue, and give you a little bit of a deeper look at each of them and have some of the experts in each of these areas come on the phone and talk to you a little bit about them.

The first person we’re going to bring on to the phone is going to be George Stella who is our Vice President of Shopper Marketing. George has a long history of Shopper Marketing, but I’ll let him cover that for you. George, welcome to the call.

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SRAX – Fourth Quarter and Full Year 2018 Conference Call, April 1, 2019

George Stella:

Thanks, Chris. Hey, everyone. I’m George Stella and I head up SRAX Shopper. I have been in the media space for 25 years and within that, 20 years in digital media, and the last 10 of those in digital shopper media.

Moving on to Slide 10, in reviewing SRAX Shopper, SRAX Shopper is a platform that enables marketers to engage with shoppers and drive them both in-store and online stores through digital ads. Our most important differentiator in SRAX Shopper is our unique ability to aggregate data from all of the really high-indexing channels in a shopper’s digital path to purchase, such as location data, social interaction, as well as online behavior for both web activity as well as shopping. What’s more unique is that we tie all these multiple data points into one singular product offering for these marketers. We build very customized, very simple text-based native ads that match the look and feel of the publishers and simply call out the offer, the retailer, and the call to action. These ads, actually, we’re seeing click through rates that are outperforming the market and industry standards by 3x to 5x.

On to Slide 11. We’ll review some recent accomplishments.

To further drive the SRAX Shopper growth, we recently hired shopper marketing industry veterans. I am really, really excited about our amazing team. We’ve brought on Team members from the shopper marketing side at Procter and Gamble, Walmart as well as some of the big shopper media agencies. We also have a team member on the ground in Bentonville, Arkansas, near Walmart HQ with deep ties into that community down there, which is massively invaluable in the Walmart world.

It’s a really huge testament to our business that we have these veteran insiders from Procter & Gamble and Walmart, which are some of the gold standards in the shopper marketing world, take a look under the hood at SRAX Shopper and decide to actually join on. It’s a massive validation to the marketplace and we believe their expertise, intimate knowledge and relationships, product strategy, proposal creation and partnership prospecting will pay off tremendously.

We won some great business in Q4 with some of the world’s biggest brands like Nestle, Danone, Mattel and proved that our offering works really well, as each of these programs actually out-performed industry benchmarks and these clients are all continuing to work with us into this year. The story and key differentiators that we developed are very much resonating in the marketplace at this point as valuable and very unique for each shopper marketer. Our name recognition is growing and there’s significant buzz around SRAX Shopper in key markets like Bentonville, Chicago, Cincinnati, and we’ve been able to take some really good advantage of market consolidation as well.

Turing to Slide 12. There’s a lot going on in this business right now. We feel like we are at a real tipping point. So far this year, we have done over 200 meetings with some of the world’s biggest advertising brands. This resulted in almost 50 proposals out right now. At this point, we are averaging seeing about one to two RFPs on a daily basis.

Based on all this activity, we really are at a tipping point and we’re expecting to see revenue really start ramping at this point. Currently, we have around, on the Shopper side here, $5.7 million in identified opportunities that we’re working to move forward. When we apply the industry standard close rate of 33% against that, that equals around $1.6 million in forecasted revenue so far for this year, and we’re just finishing Q1 so that’s really exciting.

As you guys can see, we have a ton of movement in the SRAX Shopper business. We definitely have a solid niche in the marketplace. I am really excited about our opportunity this year.

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SRAX – Fourth Quarter and Full Year 2018 Conference Call, April 1, 2019

Thank you, all, and I’ll turn the call back to Chris.

Christopher Miglino:

Thank you, George. Now I’m going to talk to you a little bit about our SRAX IR product. We built our SRAX IR product to be our first SaaS revenue product. It’s a tool that allows publicly traded companies to understand who is investing in their company and look at the trends of those individual investors over time. It also brings in information about different DTC data that starts to get aggregated against those investors. What we’ve been able to do is use our infrastructure of ad technology to create a platform that can not only analyze data but can then provide the public issuer the opportunity to reach out to the people that are investing in their company. We do that in a few different ways. We have three different steps that we do in the process.

We analyze the data. We’re bringing in data into the platform, we’re bringing in shareholder data, we’re bringing in DTC data, and then from that, we’re creating the opportunity for the issuers to see different trends on each of those different data sets. Then we’re showing changes in their patterns and giving insights to the market so that the issuer has an idea of what’s going on and what’s executing against all of their information.

Then we have the opportunity then to monitor. One thing that, as a public issuer, that you do is you hire IR firms to help you in the process of helping you bring your company to market and our tool allows for public issuers to tell the effectiveness of each of those IR firms that you might be working with. It creates and investor contact management platform that can be used for every individual that you meet on a road show, or if you meet different investors at events, or just if people call in. All of those names go into a centralized database and we’re able to create a CRN against all of that data. Then we’re able to create permissions for many people to access this platform. You can give access to your IR firm. You can give access to your CFO. You can give access to the CEO or VP of Finance. Many different people can have different permissions to access different features within the platform itself.

Now once the data’s in the platform, we provide the issuers the ability to market. When we get a name and an address into the platform, we can do reverse (inaudible) of emails, we can do reverse (inaudible) of phone numbers. We can also take that information and upload it into our ad platform and from that, we can determine methods by which to target those individuals on mobile and on display. We can start serving ads to individuals that we know are investors in publicly traded companies through our platform. We also have the ability then to do hyperly targeted local ads through those individuals and our team of ad specialists work with those companies to help them put together the program to market out to that list of individuals.

Now, the long-term opportunity here is that the data that is inside the investor platform is invaluable. It’s very valuable data about who are these individuals that are investing in publicly traded companies. Now, who are the marketers that want to reach that list? Mercedes Benz, Cartier, Rolex, Tiffanies, Jaguar; you name the high-end retailer that wants to reach those individuals and we’re creating a platform by which those marketers can access this data and market out to those individuals. Then we’re sharing the revenue that’s being generated from those ad sales back with the public companies. Not only is our—our platform is a SaaS platform that the public companies pay to access on a monthly basis, but then we provide money back to the issuer through the sale of data on the platform if they opt into our marketplace. It actually can become a revenue-generating stream for the company. We’re really excited about this. Our goal is to have 100 companies signed up onto the platform by the end of the year. It’s a $3,000/month fee to access the platform and it’s an ongoing recurring revenue model which is a little different than our business has been in the past so we’re very excited about that.

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SRAX – Fourth Quarter and Full Year 2018 Conference Call, April 1, 2019

Now, moving on to IR—I mean, SRAX Social. Within SRAX Social, we launched a product called SRAX Auto Boost. Now this is a tool that automates the buying of advertising on social channels. What happens here is that marketers come into our platform and they set up specific criteria around how they want to buy media if certain things happen. We say, okay, in the event that this post gets two likes, or in the event that this post gets five comments or a video on this post gets 10 views, or somebody shares this five times, I can set then criteria about how to buy media against those things. You can set up as many of these criterias as you want against one individual post and it automatically launches. It’s like having a media buyer on staff but it’s in the platform itself. All you need to do is worry about the content, put the content up and then we’ll do the rest in buying the media through a programmatic methodology. We’re, as far as we know, the only ones that are doing this and providing this service and it becomes an ongoing recurring revenue stream for us. Instead of going out and having to sell campaigns, campaign by campaign, we’re providing the service of the infrastructure and setting up the rules and taking a piece of each individual media buy that’s happening.

Now the last piece that we’re going to talk about today is our BIGtoken product. I mean, I couldn’t be more excited about what’s happening here. Like we said earlier today, we have an enormous amount of growth that’s happening on this platform. Kris Nelson, who’s going to be speaking next, has been instrumental in bringing this product to market and his team has done a fantastic job in getting it to a place where it is today. We’ve proven that the product can scale and we’re having a really good time watching this thing grow.

I’m going to go ahead and turn it over to Kris so he can give you some more details about BIGtoken.

Kristopher Nelson:

Thank you, Chris, I appreciate that. It’s a pleasure to be with all of you this afternoon. As Chris mentioned earlier on the call, when we filed this presentation and completed it on Friday we had just reached 500,000 registered users. We’re so excited about that. I hope all of you saw the news today that shared what was our growth to date and could see the amazing growth that we’ve had over the weekend.

To ground this conversation a little bit deeper and make it a richer experience, on Slide 23 you see some of the examples of the screens in the application. This application is centered around consumers having control of their data, transparency into its uses, and the value they can earn from it. If you haven’t experienced the application yourself I hope you go to the app store today or Google Play and download it, see what so many people are excited about. We’re building an amazing community of people that are passionate about not only owning but earning from their data.

I want to take a broad perspective and talk about what’s happened over the last two years since we started creating this application. There has been a seed change across many sectors; the media, regulatory, consumers, and the advertising industry at large. When we started BIGtoken two years ago and we envisioned this product, we saw a challenge in digital advertising market delays, and we saw a challenge that consumers were confronting. GDPR, the regulation in Europe, wasn’t on our radar yet in the United States but California Consumer Privacy Act hadn’t happened yet. The countless data breaches that we’ve heard about over the last two years weren’t yet reported. The Facebook Cambridge Analytica issue hadn’t occurred, or at least hadn’t been reported.

Over the last two years, there has been a steady drum beat leading to where we are now. I first want to talk about the recognition in the advertising industry of the challenges we’re confronting. At the IAB Leadership Conference just a couple weeks ago there was a good amount of time spent to what’s occurring on the regulatory front through GDPR and the California Consumer Privacy Act. The challenges that are going to confront marketers and ad tech platforms in digital publishing are going to be enormous over the next couple of years. This positions SRAX and BIGtoken for market advantage and market

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SRAX – Fourth Quarter and Full Year 2018 Conference Call, April 1, 2019

leadership while it will challenge the large incumbent operating in an ecosystem and a model that no longer fits our modern point of view.

During that presentation, research from the Winterberry Group was presented that shows the majority of marketers and advertisers are concerned about what’s going to happen in regulation and that they don’t yet have the solutions or answers or technology to address them. Our leadership here at SRAX and BIGtoken in this area, the area of consumer rights, consumer transparency, consumer privacy, has led to multiple points of industry recognition for us. Just one of those was our inclusion in the IAB Data Policy Board.

We are at the table with the large incumbents, companies like Google, and the large data resellers, companies like Axiom. Data creators, companies like Equifax and Newstart (phon) and really the entire digital data ecosystem, we are now a member of that conversation and a key driver for initiative around consumer privacy and consumer rights in a way that facilitates a robust digital advertising ecosystem.

There has been more and more attention from the media over the last two years. Here on Slide 26, you can see two key New York Times articles, one back in December that addressed vocation collection and the way applications are monitoring people’s locations, whether they’re using the application or not. Here, you see a more recent article about how apps are providing Facebook key data points for consumers that are highly private.

People are becoming more and more aware and the media is doing a great job in building this awareness, driving consumers to demand more privacy and more control. This had led to high profile people sharing these points of view out in public. Gavin Newsom’s state of the union for California just a few weeks ago, he said that consumers should be paid for data and presented a proposal that tech companies should possibly be taxed in order to achieve this. The wonderful thing is BIGtoken can achieve this without new taxes. It can give consumers control, transparency, and compensation. WilliAm just published an op ed in The Economist discussing how data control is a human right and how consumers should be compensated for their data. Wonderfully, over the last two years, we’ve created the solution to achieve these things and we have one in market.

Consumers have responded to this. Here you see a survey of consumers in California in response to Gavin Newsom’s statement. Consumers want more control. Consumers want more privacy. Consumers understand the value of data.

To dig into the business of BIGtoken, (inaudible) that we’ve learned over the last few months. BIGtoken is a different model and a different business than most applications and most platforms. If you look at the application environment, you either pay for an application up front, you might download and pay a subscription to utilize an application, you may utilize an application for content and your (inaudible). Or you could utilize an application like a game or e-commerce platform where you’re purchasing product. All of these applications require you to be in the application in order for that company to monetize that. It requires usage. The main key thing about BIGtoken is we’re helping the consumer build a dataset that they fully control and with their permission, through their own awareness and choice, we can monetize that data. But the consumer isn’t monetized in the BIGtoken application. That data is utilized in BIGtoken’s first use case to target advertising to that consumer where they’re somewhere else on the web or in the application ecosystem. This is a new business model in monetizing audiences and monetizing applications. We call this indirect long-term monetization. A consumer could come to the BIGtoken application, create their initial profile, not return for a year, come back a year later and see hundreds of dollars in value generated from that dataset. This gives consumers the ability to extract value, long-term, and SRAX’ long-term revenue is not dependent on day-to-day user engagement.

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SRAX – Fourth Quarter and Full Year 2018 Conference Call, April 1, 2019

This business model is built on acquiring consumers, placing them into segments, and then monetizing those segments everywhere else on the web. This has created a lot of value generation. Here, on Slide 32, we see what has really created a sensation of growth and community engagement. Over the past few weeks, we’ve seen incredible day-to-day increases and this has been driven by the BIGtoken community. We have users posting videos on YouTube, showing people how they’ve created value from their own data and extracted that value. We have people posting on Facebook, on Instagram, on LinkedIn and Twitter, sharing with people their BIGtoken experience. We’ve seen ads placed in third-party systems with users sharing their personal BIGtoken story and inviting people to sign up with their referral code. All of this has been community-driven. I just saw on Twitter yesterday, someone posted something about walking around their neighborhood in New York, signing people up for BIGtoken. It’s truly incredible and we are so grateful to our community for creating this growth. As the community expands, we have many opportunities for other kinds and lines of business.

That first opportunity is the ability to assist brands and advertisers with understanding the effectiveness of their advertising through attribution. We know through our system if a consumer was served an ad based on their data. We know in our system if a consumer took action, and we will, with this, help brands further refine their advertising and messaging. As the community develops beyond that, we’ll have an opportunity for measurement, helping brands and third-party platforms understand how accurate their data is. BIGtoken becomes the gold standard for consumer opted-in, highly accurate data and we become the standard that all their data is measured against. Other opportunities for a brand sponsored content and data correction through brand partnerships also develop as this community grows.

Once again, it’s been a pleasure speaking with your guys. We are so excited about what’s happening her with BIGtoken and are so grateful to everyone that’s assisted in its growth. With that, I’m going to hand the call back to Chris Miglino, our CEO.

Christopher Miglino:

Thanks, Kris, and great job to you and the team for what you’ve accomplished with BIGtoken. We’re truly proud of it. I’d now like to bring to the call Mike Malone. Mike is our CFO and today is Mike’s first call with us. It’s been truly a pleasure having Mike join us at SRAX. He’s done a fantastic job here since joining the Company is January of this year, so we’re very proud of having Mike on board and think his addition to the team is creating significant value for us. Please welcome Mike Malone for the first time, to the SRAX call.

Mike Malone:

Thank you, Chris. I am really excited to be here.

Before I move into the financials, I’d like to point out that we’re still finalizing accounting with other increment expense and therefore will only be providing an update on revenues and EBITDA at this point. We hope to have this finalized shortly hereafter. At this point, I wanted to note that fourth quarter and full year 2017 results include operations from SRAXmd and REACH. To provide a basis for comparison to the operations of our current business, we have broken out the financial results for these discontinued products.

Now, on Slide 36 I’ll provide Q4 2018 financial highlights. Gross revenue was $1.1 million. This compares to 2017 gross revenue of $6.5 million, which included $5.3 million from discontinued products. For the quarter, we maintained relatively high gross margins of 78%. This has improved from 62% in 3Q 2018 and compared to 85% in 4Q 2017, which included the high-margin SRAXmd business.

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SRAX – Fourth Quarter and Full Year 2018 Conference Call, April 1, 2019

Operating expenses were $4.1 million, versus $5.6 million in Q4 2017, which included $1.9 million of expense from discontinued products. Our op ex increase reflects our continued investment in BIGtoken and our sales organization.

Adjusted EBITDA loss was $2.6 million. This compares to Q$ 2017 positive Adjusted EBITDA of $1.2 million which included $1.9 million attributable to discontinued products.

Now moving ahead to look at the full year performance; 2018 gross revenue was $9.9 million, which included $6.3 million from SRAXmd and $567,000 from Reach. This compares to gross revenues of $23.3 million, which included $11.1 million from SRAXmd and $7.9 million from Reach in 2017.

Gross margin was 68%, up from 60% in 2017. This improvement reflects the shift in revenue from lower margin products, notably Reach, to higher margin business.

Adjusted EBITDA loss was $8.8 million, which included $3.2 million attributable to discontinued products. This compares to 2017 Adjusted EBITDA loss of $382,000, which included $5.0 million attributable to discontinued products.

I’ll be able to provide a select few updates on our balance sheet. Cash and cash equivalents were $2.8 million at December 31, 2018, compared to $1.0 million in the prior year.

I want to point out that, in the quarter, we paid a total of $7.5 million to redeem the remaining convertible debentures outstanding, consisting of $6.5 million of face value debentures and approximately $1 million of associated costs with the redemption.

As of December 31, 2018, there were approximately 10.1 million shares outstanding, compared to 8.3 million in the prior year.

Moving ahead, I want to point out that, based on our sales outlook, we are confident in reiterating our guidance for 2019 of revenues between $20 million and $25 million dollars with gross margins between 45% and 55%.

Now, I’d like to turn it back to Chris.

Christopher Miglino:

Thanks, Mike.

Every day, you’re hearing more and more concerns about consumers’ personal data. Every day there’s been a new breach or trust that some of the big platforms are contending with. Clearly, the market is ripe for a solution that puts control and transparency back into the hands of consumers and provides accurate data to marketers. SRAX has been in the data management business for a decade and we have evolved with the changing market to provide industry-leading solutions.

Since January of 2018, a time where we had only six people, we have accomplished a lot. Now, we have 30 trained sales people that are armed with enhanced products to expand our industry-specific data verticals and social media data solutions.

Finally, we are driving BIGtoken user acquisition, and we have already reached our milestones of a half a million users before the second quarter of 2019. Overall, we continue to believe the sum of our parts creates great synergies that will drive long-term shareholder value.

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SRAX – Fourth Quarter and Full Year 2018 Conference Call, April 1, 2019

Before I open the call to questions, I would like to note that you can see us at a few investor events. We’ll be at the Planet Micro event in Las Vegas April 30 through May 2. We will be at the Trickle Research Rocky Mountain Microcap Conference in Denver on May 7. We will be at the B. Riley Conference on May 22 and 23.

With that said, I’d like to turn it over to the Operator for any questions.

Operator:

Thank you. At this time, we'll be conducting a question-and-answer session. If you would like to ask a question, please press star, one on your telephone keypad. A confirmation tone will indicate your line is in the question queue. You may press star, two if you would like to remove your question from the queue. For participants using speaker equipment, it may be necessary to pick up your handset before pressing the star key.

Our first question comes from the line of Mike Crawford with B. Riley FBR. Please proceed with your question.

Michael Crawford:

Thank you. Chris, I was hoping you could just shine a little bit more light on this pipeline and these outstanding RFPs and tie that back to the data that you’re collecting from the BIGtoken platform, and when we can see advertising campaign revenue directly attributable to BIGtoken?

Christopher Miglino:

If I could break those into two separate questions, everything that is in the pipeline today is not associated with the BIG platform, that is only associated with the different Verticals. It’s IR, it is Shopper, and it’s our core business. It’s everything that is within our Social business as well, so that’s everything that’s in the pipeline. Those are transactions that have proposals out or are booked and in the process. As far as BIGtoken goes, that data is just getting loaded into our systems to get ready for sale.

The amount of growth that we’ve seen in just the last few weeks has been amazing, and has shifted some priorities that we had, around prioritizing what is getting built when. All the pipes that we have are ready to ingest that data and start pushing it out to all the different buyers, but now the teams are being mobilized to take that data out to the marketplace and start to sell it.

We’d probably start to see that towards the latter part of the second quarter; but I just want to be clear that the guidance that we gave does not include any of that money coming in from BIG. Even without the BIG money coming in, we’re comfortable with that guidance.

Michael Crawford:

Okay, thank you. Then, is there any—two or three things you could point to that would explain for the dramatic increase in users registering for the BIGtoken platform, where it’s four or five months, they get to 500,000 users, and now four or five days to add another hundred thousand users.

Christopher Miglino:

Yes. Everything was built getting ready to reward the consumers. We started to pay and reward the consumers for their data, and that really shifted how rapidly they were spreading the word about the

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SRAX – Fourth Quarter and Full Year 2018 Conference Call, April 1, 2019

platform. It just went completely viral. I mean, all over Social, all over—I mean, just pull it up, you’ll see it everywhere. People are asking people to use their signup codes everywhere we go.

I was on YouTube the other day, I did a search for BIGtoken and I got an ad for some kid asking me to use his signup code for BIGtoken. It’s taken on a community of its own, of people that are realizing the value of their data. Even today, the number is higher than when we submitted this stuff, submitted this and did the press release this morning.

Michael Crawford:

Okay, thank you very much.

Christopher Miglino:

Yes.

Operator:

Our next question comes from the line of David Lavigne with Trickle Research. Please proceed with your question.

David Lavigne:

Hi guys, how are you doing?

Christopher Miglino:

Hi, Dave, how are you?

David Lavigne:

Good. Chris, I don’t remember the numbers, but have heard sort of the uptake in BIG, and I remember some metrics you used in the past that were just—what that might mean in terms of revenues and things. Are those—and again, I don’t remember what they were, but are those metrics still in place? Because it seems to me that you’ve already reached the number that you were hoping you’d be at some point in time.

Christopher Miglino:

Yes, and it’s accelerating quickly. Yes, so we think that consumers and our model have a value of somewhere between $3 and $6 a month, when maximized. The numbers that we had put out before were just estimates around what we thought that revenue might look like for U.S. consumers. That gives you a good baseline for what we could get, and obviously, we have some friends that were early investors in Snapchat and they were telling us that, at the beginning of Snapchat, they were seeing signups in the 30,000 to 50,000 people a day range. We’re seeing those kind of numbers here, and we’re really excited about it. Now it’s just a matter of continuing that growth, leveraging it and keeping the community going viral.

You can never create something on purpose to go viral, it just has to happen. Now that it has, we’re doing everything we can to keep that going on. We think there’s a lot of value in this data, and obviously, consumers see the value there as well.

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SRAX – Fourth Quarter and Full Year 2018 Conference Call, April 1, 2019

David Lavigne:

When you carved out—just so I understand, with BIGtoken. A portion of it’s carved out for the users, there’s a portion of BIGtoken that was kind of spun off to existing shareholders at one point in time. What portion of BIGtoken will SRAX retain, and then—well, at some point in time, and then, will you consolidate those revenues in the future when they come in?

Christopher Miglino:

Yes. We filed an S-1 for the creation of a security that would allow consumers to benefit from everybody participating in the BIGtoken platform, so that’s the S-1 that we have filed. If anybody wants to see that, you can go and read what our intention is there. We think that consumers will have an interest in being owners of their collective data. We take 50% of that revenue and share it—up to 50% of that revenue and share it back with the consumers.

Now, the benefit that we get is that we’re no longer paying the people that we buy data from today. Currently, we buy data from Axiom and Experian and a variety of other sellers. Instead of them being our cost of goods sold, the cost of goods sold becomes the consumer themselves, and the consumer is delivering their data into the platform—and they’re receiving a benefit from it as well, because we’re helping them create an online identity that they’re getting rewarded for.

David Lavigne:

Okay. One last question; given all that’s going on in this space—I mean, you talked a little bit about what’s going on in Europe and the state of California and, it’s daily we’re hearing about Facebook and this issue of data. I know that you said that you filed some patents, although some of those sounded like were around SRAX IR.

Given the magnitude of all this and sort of what’s going on out there, can you—this notion of aggregating that data and having—paying consumers for it, is there any way you can build a moat around that? I mean, is there some of this you can protect with IP that may do some good going forward in terms of that?

Christopher Miglino:

Yes, I mean, the moat is definitely the users themselves. The user community is definitely a moat; the ability to scale. What we’re really proud of is that we were able to sign up so many people, and the system’s maintained and they held up. The technology infrastructure is managing—not to say without a lot of work over the last couple weeks, but it’s managing and we’re able to keep that system up and running with so many people interacting with the platform, which is not a trivial task. The team has done a really good job.

We have a bunch of things that we didn’t want to specify, like the first presentation, we actually had all of the patents broken out—but we didn’t want to do that at this point, so we actually ended up taking those out and saying we’re going to back off on sharing those right now with everybody. We’ll do that later as they get further along in the process.

David Lavigne:

Great, thanks.

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SRAX – Fourth Quarter and Full Year 2018 Conference Call, April 1, 2019

Christopher Miglino:

Thanks, Dave.

Operator:

Once again, if you would like to ask a question, please press star, one on your telephone keypad. Once again, if you would like to ask a question, please press star, one on your telephone keypad.

Our next question comes from the line of Matthew Larson with National Securities. Please proceed with your question.

Matthew Larson:

Hey Chris, how are you doing?

Christopher Miglino:

Hey, how are you, Matt?

Matthew Larson:

Good, thanks. Hey, I was wondering if you could break out a little more on your balance sheet? We got the figures for year-end, but if I recall, you have some other assets there that weren’t really disclosed. You had, on the sale of the SRAXmd, besides the $33 million in cash which you discussed, there was, I believe, a $10 million preferred that has a yield of roughly 8% that was part of that and certainly would represent (inaudible) on your balance sheet.

In addition, there was some sort of earn-out that you would realize, based on—it was some sort of metric achieved at year-end. Since the year-end has occurred, can you confirm that you have some of these other assets, or are there monies on your balance sheet—plus?

Christopher Miglino:

Yes, that’s an asset that the auditors have indicated—even though it’s our value of that business, it doesn’t get called out on the balance sheet because we never had a basis in that business before. We created it from scratch the same way that we’re creating these other businesses from scratch, and there was no basis in there to have it on the balance sheet. We’re being forced to carry it at a zero value on the balance sheet. If it ever gets recognized in the future, if we were to sell that business or if it was to put out dividends to us, then that money would just come in as income to the Company, instead of going against our value on the balance sheet.

Yes, and the longer we own that piece of that business—this last year we got an 8% pick (phon) on that and a preferred position with some other people in ownership of the MD business. Every year, you’re looking at around $800,000 worth of preferred positions on that.

Matthew Larson:

If the SRAXmd continues to perform, then there’s every reason to believe that preferred and the income flow off it would be secure. I guess you’d take that into account, because it’s a significant part of your overall capitalization.

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SRAX – Fourth Quarter and Full Year 2018 Conference Call, April 1, 2019

My second question is, for your guidance for the year of $20 million to $25 million roughly with gross margins of 40%, 45%, is there any indication that that would—that’s almost—that means you’re trading at not much of the one-time revenues, currently. Would any of that fall into the bottom line, in your judgment?

Christopher Miglino:

Just so I’m clear, would the $20 million to $25 million get us to an EBITDA breakeven position? Is that your question?

Matthew Larson:

Yes. Yes, absolutely.

Christopher Miglino:

It depends on the marketing spend for BIGtoken. We had originally planned—to get to where we are today with BIGtoken would cost a lot of money, but we’ve only spent around $20,000 on marketing for BIGtoken. Now, we’re shifting our model around and changing that up.

I need to redo those numbers before I can answer that question for you, but previously we were showing there would still be a little bit of a loss with paying a bunch of money out for marketing for BIGtoken. But it doesn’t look like we’re going to have spent as much as we thought we would.

Matthew Larson:

Okay, great. Thanks a lot, appreciate it.

Christopher Miglino:

Sure.

Operator:

Our next question comes from the line of Steve Schnipper with Stourbridge Investments. Please proceed with your question.

Steven Schnipper:

Hey Chris, how are you doing?

Christopher Miglino:

Very well, how are you?

Steven Schnipper:

Doing okay; two questions. Following up on the prior question, when do you expect to know on the earn-out from the SRAXmd sale, and second, do you have any update on the stock buyback?

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SRAX – Fourth Quarter and Full Year 2018 Conference Call, April 1, 2019

Christopher Miglino:

On SRAXmd, we haven’t gotten the… They were supposed to have that to us by March 31 and honored in the financials, but we have not received that yet. We’re hoping that that happens here in the next week or so, but we’re on top of it, we’re looking for those numbers.

As far as the buyback goes, we think we’re better poised for investing in these businesses. Obviously, we have a rabbit by the tail here with BIGtoken and we’re focused on growing that piece of the business. I think that’s a better place to spend the money. I’d rather, if other insiders want to buy the stock if it ends up coming down like I did when it came down at the beginning of the year, we can do that, but the Company is better situated reinvesting the money into the business.

Steven Schnipper:

On the earn-out, when you get those numbers, which hopefully should be in a couple of days, the earn-out payment itself follows right behind that, or what’s the timeframe on that?

Christopher Miglino:

Yes, it’s supposed to be, that’s why we’re looking for the numbers.

Steven Schnipper:

Okay. Thank you.

Operator:

Our next question comes from the line of Marc Steinberg with Westpark Capital. Please proceed with your question.

Marc Steinberg:

Yes, hey. You mentioned that the 600,000 users that you reported; it’s even more than when you reported those. How often can we expect to be updated as far as the increase in users with BIGtoken, and what do you expect the increase to continue to be?

Christopher Miglino:

Well, we don’t know—we’ll choose key levels in which to keep everybody up to date on when we hit those numbers. We haven’t defined a program for letting everybody know the user base and the amount of users there are, but certainly, as we hit key milestones that we think that the market would be interested, we’ll let everybody know.

As far as—where do I continue to see—right now, we’re seeing a maintained growth. It’s just—it has its days where it just really catches on. We’ve had so many invites go through the platform. I don’t know—if you haven’t signed up for BIGtoken yet, you can go on there and you can see how people are inviting their friends to participate in this and the platform for inviting friends into BIGtoken is just cranking with invites all day long. That’s a key metric that we use to determine how many people are using the system and signing up for it.

That doesn’t really answer your question, but we’ll give you some numbers as we hit some stuff that we’re proud about. Obviously, a million people would be key.

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SRAX – Fourth Quarter and Full Year 2018 Conference Call, April 1, 2019

Marc Steinberg:

Mm-hmm, I see. In the prior question about the share buyback, you’re saying that you’d rather invest in the Company than buy back shares, but the window is still open, correct?

Christopher Miglino:

Yes, we still have the buyback there, if we wanted to use it. I think that the opportunity here is really, continue to scale BIGtoken and have that grow.

Marc Steinberg:

Okay, well, congratulations, and thanks for answering my questions.

Christopher Miglino:

Thank you very much.

Operator:

Since there are no further questions left in the queue, I would like to turn the call back over to Chris Miglino for closing remarks.

Christopher Miglino:

I really appreciate everybody joining the call today. If you have any questions for us directly, you can get in touch with us, or through our IR firm. All of our information is on the decks, so you can download that from our website; be happy to answer any additional questions that you might have as you start to dig through the numbers here.

Thank you very much. We appreciate your support.

Operator:

This concludes today's conference. You may now disconnect your lines at this time. Thank you for your participation.

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